CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Banknorth Group, Inc.:

We consent to incorporation by reference in the following registration statements of Banknorth Group, Inc.:

                 No. 33-38040 on Form S-8,
                 No. 33-53292 on Form S-8,
                 No. 333-38349 on Form S-8, and
                 No. 333-38353 on Form S-8

of our report dated January 23, 1998, except note 15 which is as of February 24, 1998, relating to the consolidated balance sheets of Banknorth Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the annual report on Form 10-K of Banknorth Group, Inc. for the fiscal year ended December 31, 1997. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards
(SFAS) No. 122, "Accounting for Mortgage Servicing Rights" and SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities."


/s/ KPMG PEAT MARWICK LLP
Albany, New York
March 26, 1998